United States Securities And Exchange Commission

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 17, 2018

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Arrestage International, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	001-34756	45-2552289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20343 N. Hayden Road, Suite 101

Scottsdale, Arizona 85255

(480) 710-2229

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 7.01 Regulation FD Disclosure.

On October 11, 2018, Arrestage International, Inc. (the “ Company ”) received a Notice of Effectiveness from U.S Securities and Exchange Commission (the “SEC”) signifying the acceptance of the Company’s Form S-1 Registration Statement by the SEC. On October 17, 2018 the Company issued a press release announcing the Notice of Effectiveness. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information furnished in this Item 7.01 to this Form 8K, including Exhibit 99.1, shall not be deemed  “filed” for purposes of Section 18 of the Exchange Act orotherwise subject to the liabilities of that  section, or shall it be deemed incorporated into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except a expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No. Description

99.1            Press Release Issued by the Company on October 17, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Arrestage International, Inc.

By:	/s/Gary Croft
Name:	Gary Croft
Title:	Chief Executive Officer

Dated:	October 17, 2018